Exhibit 10.28

2001 Officer Incentive Bonus Plan
Summary

ELIGIBILITY:	Section 16 Officers and Natalie McClure (The “Eligible Officers”)

EFFECTIVE DATE:	July 1, 2001

Bonus Plan Awards:	The Eligible Officers shall be entitled to the cash and stock awards set forth below:

Cash Award:	If an Eligible Officer remains employed by the Company on January 31, 2002, the Company shall pay to such Eligible Officer on January 31, 2002, a cash bonus equal to: (a) 20% of the Eligible Officer’s base salary in effect on January 31, 2002 for Section 16 officers and (b) 15% of the Eligible Officer’s base salary in effect on January 31, 2002 for Natalie McClure.

If prior to January 31, 2002, an Eligible Officer’s employment is terminated and such termination constitutes an involuntary termination without cause or a constructive termination, the Company shall pay to such Eligible Employee within one business day after such termination, an amount equal to: (a) 20% of such Eligible Employee’s base salary in effect on the date of such termination for Section 16 officers; and (b) 15% of such Eligible Employee’s base salary in effect on the date of such termination for Natalie McClure.

Stock Award:	Restricted common stock award under the Company’s 2000 Equity Incentive Plan shall be granted on the Effective Date to each Eligible Officer for the number of shares of common stock of IntraBiotics as follows:

	OFFICER	Number of Shares Pursuant to Stock Award
	Ken Kelley	75,000
	Hank Fuchs	50,000
	Sandy Wrobel	50,000
	Natalie McClure	25,000

Vesting of Stock Awards:	In addition to the provisions of the Company’s 2000 Equity Incentive Plan, the restricted common stock awards identified above shall vest as to each Eligible Officer as follows:

	(a)	100% of such restricted common stock award shall vest in connection with certain change in control provisions;

	(b)	50% of such restricted common stock award shall vest on achievement of certain liquidity targets.

	(c)	in any event, 100% of such restricted common stock award shall vest on June 30, 2006.